EXHIBIT 23.2

                     Independent Auditors' Consent

         We consent to the incorporation by reference in this Registration Statement of Tollycraft Yacht Corporation on Form S-8 of our report on the financial statements of Tollycraft Yacht Corporation as of December 31, 1996 and for the year then ended, dated October 2, 1997 appearing in and incorporated by reference in the Form 10-KSB Annual Report of Tollycraft Yacht Corporation and to the reference of our Firm under the caption "Experts", which is a part of this Registration Statement.


                                /s/ Isler & Co., L.L.C.
                                Isler & Co., L.L.C.
                                Portland, Oregon
                                November 10, 1997